Exhibit 99.1

Press Release

PRGX Global, Inc. Announces First Quarter

2016 Financial Results

ATLANTA, April 28, 2016 — PRGX Global, Inc. (Nasdaq:PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the first quarter ended March 31, 2016.

“We started 2016 with solid first quarter Recovery Audit revenue performance as we continue to ramp up our new clients and increase our value proposition to existing clients. For the first time in over three years, we achieved top line growth in our Recovery Audit services on a constant dollar basis and after adjusting for a significant client bankruptcy which occurred in the second half of 2015. Including these adjustments, first quarter revenue from continuing operations was essentially flat compared to the same period in 2015,” said Ron Stewart, president and chief executive officer.

“In addition, we continue to gain traction in our Adjacent Services businesses as our Supplier Information Management services posted another quarterly increase in year over year revenue. In our Spend Analytics offerings, we commenced work on multiple new projects during the quarter, although contracting delays and billing approvals delayed recognition of certain revenue, which we expect to recognize over the next few quarters,” continued Stewart.

“While I’m encouraged with our continued progress in executing our transformation strategy, we still have a lot of work ahead of us in order to accomplish our long-term objectives,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended March 31, 2016

Consolidated revenue from continuing operations for the first quarter of 2016 was $31.2 million, compared to $33.0 million for the same period last year. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue decreased by 2.8% in 2016, compared to the same period in 2015. On a constant dollar basis excluding the revenue from a large client who filed bankruptcy in 2015, revenue from the Americas Recovery Audit segment was essentially flat in the first quarter of 2016 when compared to the same period in 2015. On a constant dollar basis, the Europe/Asia-Pacific Recovery Audit segment grew 3.2% for the first quarter of 2016 when compared to the same period in 2015. On a constant dollar basis, the Adjacent Services segment revenue declined $0.7 million for the first quarter of 2016, compared to the same period in 2015. The 2015 amount includes approximately $0.4 million from a document service business which was sold in the third quarter of 2015.

Total cost of revenue from continuing operations for the first quarter of 2016 was $21.6 million, or 69.3% of revenue, compared to $23.2 million, or 70.2% of revenue, in the same period last year, for a 1.3% improvement as a percentage of revenue. The improvement was primarily related to the Company’s continued operational process improvements, partially offset by the costs associated with new regional senior operations leaders that were not in place in the first quarter of 2015.

SG&A expenses from continuing operations for the first quarter of 2016 were $8.8 million, compared to $7.9 million in the prior year period. This increase was primarily driven by the costs associated with new sales personnel who were not in place in the first quarter of 2015 and an increase in U.S. healthcare benefit costs. These increases were partially offset by reductions in other general and administrative costs.

Consolidated net loss-earnings from continuing operations for the first quarter of 2016 was essentially breakeven including the loss-earnings per basic and diluted share, compared to a net loss of $(2.3) million, or loss per basic and diluted share of $(0.09), for the same period of 2015.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the first quarter of 2016 was $2.0 million, or 6.5% of revenue, compared to Adjusted EBITDA of $3.2 million, or 9.6% of revenue, in the first quarter 2015. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash provided by operating activities for the first quarter of 2016 was $4.9 million, compared to $5.4 million in the first quarter of the prior year. At March 31, 2016, the Company had unrestricted cash and cash equivalents of $15.7 million, no borrowings against its $20.0 million revolving credit facility, and no bank debt outstanding.

Stock Repurchase Program

Since the February 2014 announcement of the Company’s stock repurchase program, as of March 31, 2016, the Company has repurchased 8.4 million shares, or 27.9% of its common stock outstanding on the date of the announcement. As previously announced in October 2015, the Company’s Board of Directors approved a $10 million increase (to $50 million) in the program and extended the duration of the program to December 31, 2016. The Company repurchased 0.7 million shares of its outstanding common stock for an aggregate cost of $2.6 million in the quarter ended March 31, 2016. As of April 22, 2015, the Company had approximately 21.9 million shares of common stock outstanding.

Extension of Employment Agreement of Chief Executive Officer

The Company also announced today the extension of Ron Stewart’s employment agreement, providing for his continued service as the Company’s Chief Executive Officer through December 31, 2018. Details of the amendment to Mr. Stewart’s employment agreement will be included in a Form 8-K to be filed with the Securities and Exchange Commission.

First Quarter Earnings Call

As previously announced, management will hold a conference call later this morning at 8:30 AM (Eastern time) to discuss the Company’s first quarter 2016 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 89365156.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through June 30, 2016. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,400 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, the Company provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the Company’s execution of its transformation strategy, and the Company’s investments in, and opportunities associated with, its growth platforms, including its supplier information services business. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 15, 2016. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PRGX Global, Inc.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$31,233	$32,985
Operating expenses:
Cost of revenue	21,646	23,168
Selling, general and administrative expenses	8,848	7,944
Depreciation of property and equipment	1,232	1,279
Amortization of intangible assets	394	746

Total operating expenses	32,120	33,137

Operating income (loss)	(887)	(152)

Foreign currency transaction (gains) losses on short-term intercompany balances	(1,007)	1,692
Interest expense (income), net	(29)	(42)
Other (income) loss	10	—

Income (loss) from continuing operations before income taxes	139	(1,802)

Income tax expense	204	455

Net income (loss) from continuing operations	$(65)	$(2,257)

Discontinued operations:
Income (loss) from discontinued operations	(487)	(701)
Other (income) loss	—	—
Income tax expense (benefit)	—	—

Net income (loss) from discontinued operations	(487)	(701)

Net income (loss)	$(552)	$(2,958)

Basic earnings (loss) per common share:
Basic from continuing operations	(0.00)	(0.09)
Basic from discontinued operations	(0.02)	(0.02)

Total basic earnings (loss) per common share	(0.02)	(0.11)

Diluted earnings (loss) per common share:
Diluted from continuing operations	(0.00)	(0.09)
Diluted from discontinued operations	(0.02)	(0.02)

Total diluted earnings (loss) per common share	(0.02)	(0.11)

Weighted average common shares outstanding:
Basic	22,438	26,394

Diluted	22,438	26,394

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$15,699	$15,122
Restricted cash	100	48
Receivables:
Contract receivables, net	25,251	28,543
Employee advances and miscellaneous receivables, net	1,464	1,740

Total receivables	26,715	30,283

Prepaid expenses and other current assets	2,628	2,323

Total current assets	45,142	47,776

Property and equipment, net	11,271	11,580
Goodwill	11,873	11,810
Intangible assets, net	6,283	6,684
Deferred income taxes	1,411	1,361
Other assets	1,245	1,180

Total assets	$77,225	$80,391

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,612	$5,966
Accrued payroll and related expenses	11,294	11,278
Refund liabilities	7,968	7,887
Other current liabilities	804	1,004

Total current liabilities	25,678	26,135

Refund Liabilities	737	752
Other long-term liabilities	1,094	1,089

Total liabilities	27,509	27,976

Shareholders’ equity:
Common stock	221	227
Additional paid-in capital	573,760	575,532
Accumulated deficit	(524,690)	(524,138)
Accumulated other comprehensive income	425	794

Total shareholders’ equity	49,716	52,415

Total liabilities and shareholders’ equity	$77,225	$80,391

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Reconciliation of net loss to EBIT, EBITDA and Adjusted EBITDA:
Net income (loss)	$(552)	$(2,958)

Income tax expense	204	455
Interest expense (income), net	(29)	(42)

EBIT	(377)	(2,545)

Depreciation of property and equipment	1,236	1,292
Amortization of intangible assets	394	746

EBITDA	1,253	(507)

Foreign currency transaction (gains) losses on short-term intercompany balances	(1,007)	1,692
Transformation severance and related expenses	537	146
Other Gains and Losses	10	—
Stock-based compensation	764	1,132

Adjusted EBITDA	$1,557	$2,463

Adjusted EBITDA from continuing operations	$2,037	$3,152

Adjusted EBITDA from discontinued operations	$(480)	$(659)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(552)	$(2,958)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,644	2,038
Stock-based compensation expense	773	1,132
Foreign currency transaction (gains) losses on short-term intercompany balances	(1,007)	1,692
Decrease in receivables	3,083	6,084
Decrease in accounts payable, accrued payroll and other accrued expenses	1,355	(3,433)
Other, primarily changes in assets and liabilities	(378)	869

Net cash provided by operating activities	4,918	5,424

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(1,023)	(1,116)

Net cash used in investing activities	(1,023)	(1,116)

Cash flows from financing activities:
Repurchase of common stock	(2,624)	(5,488)
Other, net	84	(6)

Net cash (used in) provided by financing activities	(2,540)	(5,494)

Effect of exchange rates on cash and cash equivalents	(778)	(1,161)

Net (decrease) increase in cash and cash equivalents	577	(2,347)
Cash and cash equivalents at beginning of period	15,122	25,735

Cash and cash equivalents at end of period	$15,699	$23,388

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015	Change
Revenue
Recovery Audit Services - Americas	$21,567	$22,417	$(850)
Recovery Audit Services - Europe/Asia-Pacific	9,249	9,305	(56)
Adjacent Services	417	1,263	(846)

Total	$31,233	$32,985	$(1,752)

Cost of revenue
Recovery Audit Services - Americas	$14,324	$14,971	$647
Recovery Audit Services - Europe/Asia-Pacific	6,112	6,437	325
Adjacent Services	1,210	1,759	549

Total	$21,646	$23,167	$1,521

Selling, general and administrative expenses
Recovery Audit Services - Americas	$2,139	$1,521	$(618)
Recovery Audit Services - Europe/Asia-Pacific	1,530	1,566	36
Adjacent Services	120	200	80
Corporate	5,059	4,657	(402)

Total	$8,848	$7,944	$(904)

Depreciation of property and equipment
Recovery Audit Services - Americas	$992	$969	$(23)
Recovery Audit Services - Europe/Asia-Pacific	98	153	55
Adjacent Services	142	157	15

Total	$1,232	$1,279	$47

Amortization of intangible assets
Recovery Audit Services - Americas	$372	$441	$69
Recovery Audit Services - Europe/Asia-Pacific	—	273	273
Adjacent Services	22	32	10

Total	$394	$746	$352

Operating income (loss)
Recovery Audit Services - Americas	$3,740	$4,515	$(775)
Recovery Audit Services - Europe/Asia-Pacific	$1,509	876	633
Adjacent Services	$(1,077)	(885)	(192)
Corporate	(5,059)	(4,657)	(402)

Total	$(887)	$(151)	$(736)

Adjusted EBITDA
Recovery Audit Services - Americas	$5,248	$5,981	$(733)
Recovery Audit Services - Europe/Asia-Pacific	1,677	1,367	310
Adjacent Services	(913)	(680)	(233)
Corporate	(3,975)	(3,516)	(459)

Total	$2,037	$3,152	$(1,115)

*	The Recovery Audit Services - Americas segment represents recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents spend analytics and supplier information management services.